Exhibit 99.1

Press Release

Optum and LHC Group to Combine,

Advancing Abilities to Extend Value-Based Care into Patients’ Homes

EDEN PRAIRIE, Minn. and LAFAYETTE, La. (March 29, 2022) – Optum, a diversified health services company, and LHC Group (NASDAQ: LHCG), a national patient-focused provider of high-quality in-home health care services, have agreed to combine to further strengthen their shared ability to advance value-based care, especially in the comfort of a patient’s own home. The agreement calls for the acquisition of LHC Group’s outstanding common stock for $170 per share.

The combination of LHC Group with Optum Health, which works with over 100 health plans, unites two organizations dedicated to providing compassionate and comprehensive care to patients and their families. LHC Group’s history of high-quality home and community-based care matched with Optum’s extensive value-based care experience and resources will accelerate the combined companies’ ability to deliver integrated care, improving outcomes and patient experiences.

“LHC Group’s sophisticated care coordination capabilities and its warm, human touch is so important for home care, and will greatly enhance the reach of Optum’s value-based capabilities along the full continuum of care, including primary care, home and community care, virtual care, behavioral health and ambulatory surgery,” said Dr. Wyatt Decker, CEO, Optum Health. “We greatly admire how the people of LHC Group have created a culture that enables them to be a trusted health care partner to patients and their families when they need it the most, and we look forward to working with and learning from them.”

“Since our founding in 1994, ’It’s all about helping people’ has been the core of our mission, and as part of the Optum team and its value-based capabilities, we will be able to expand our patient-centered mission and help drive best care practices across the country,” said Keith G. Myers, LHC Group’s chairman and CEO. “Working together as organizations committed to caring for the most vulnerable in society will help us more effectively and efficiently deliver high quality and increasingly value-based care in the home.”

LHC Group’s 30,000 employees, including frontline care providers, and administrative and support personnel, provide more than 12 million annual in-home patient-focused interventions and is widely recognized as one of the highest-quality providers of in-home care, with quality scores consistently running more than one-third higher than industry norms. The LHC Group leadership team will continue forward as part of Optum Health.

The agreement calls for the acquisition of LHC Group’s common stock for $170 per share in cash and is expected to close in the second half of 2022 subject to the LHC Group shareholders approvals, regulatory approvals and other customary closing conditions. Co-founders Keith and Ginger Myers will personally invest $10 million in UnitedHealth Group stock following the close of the combination. The acquisition is expected to be neutral to UnitedHealth Group’s outlook for adjusted net earnings per share in 2022, modestly accretive in 2023, and advancing strongly in subsequent years.

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About Optum Optum is a leading information and technology-enabled health services business dedicated to helping make the health system work better for everyone. With more than 190,000 people worldwide, Optum delivers intelligent, integrated solutions that help to modernize the health system and improve overall population health. Optum is part of UnitedHealth Group (NYSE: UNH). For more information, visit www.Optum.com.

About LHC Group

LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s 30,000 employees deliver home health, hospice, home- and community-based services, and facility-based care from 964 locations in 37 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. LHC Group is the preferred in-home healthcare partner for 435 leading hospitals around the country. For more information, visit www.LHCGroup.com. SVB Leerink and Jefferies LLC served as financial advisors to LHC Group.

UnitedHealth Group Investor Relations:

Zack Sopcak

(952) 936-7215

zack.sopcak@uhg.com

Optum Media Relations

Aaron Albright

(202) 383-6403

aaron.albright@optum.com

LHC Group Investor Relations

Eric Elliott

(337) 233-1307

Eric.Elliott@LHCgroup.com

LHC Group Media Relations

Mark Willis

(337) 769-0673

Mark.Willis@LHCgroup.com

Additional Information and Where to Find It

This press release may be deemed solicitation material in respect of the proposed acquisition of LHC by UnitedHealth Group. In connection with the proposed acquisition, LHC will file with the SEC and furnish to LHC Group’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. LHC Group stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed acquisition or incorporated by reference in the proxy statement because they will contain important information about the proposed acquisition.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the proxy statement and LHC Group’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through LHC Group’s website at http://investor.lhcgroup.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain statements, estimates, projections or guidance that constitute “forward-looking statements” as defined under U.S. federal securities laws about the proposed transaction. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the proposed transaction, including approval of the proposed transaction by LHC Group’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedules; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iii) there may be a material adverse effect regarding LHC Group or its business; (iv) the failure to complete or receive the anticipated benefits from the proposed transaction, including due to the failure to successfully integrate the businesses and technologies; (v) revenues following the proposed transaction may be lower than expected; (vi) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, payors or joint venture and other partners) may be greater than expected; (vii) the retention of certain key employees at LHC Group; (viii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (ix) risks related to diverting management attention from ongoing business operations; (x) the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; (xi) the outcome of any legal proceedings that may be instituted against UnitedHealth Group (“UNH”) or LHC Group related to the proposed transaction; (xii) there may be changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations, including inflation, labor shortages and further economic disruption resulting from the war in Ukraine; (xiii) there may be changes in the market price of LHC Group’s common stock; (xiv) risks associated with the ongoing COVID-19 pandemic and other public health crises or large-scale medical emergencies; and (xv) the other factors relating to UNH and LHC Group discussed in “Risk Factors” in their respective Annual Reports on Form 10-K for the most recently ended fiscal year and in their other filings with the Securities Exchange Commission (SEC), which are available at http://www.sec.gov. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. Neither UNH nor LHC Group assumes any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Participants in Solicitation

LHC Group and its directors and executive officers may be deemed “participants” in the solicitation of proxies from stockholders of LHC Group in favor of the proposed acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the LHC Group stockholders in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about LHC Group’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 27, 2021.

No Solicitation

UNH, its directors and executive officers are not soliciting proxies from the stockholders of LHC in connection with the proposed acquisition and are not participants in the solicitation of proxies by LHC. UNH is making this communication for informational purposes only and does not intend to file any communication relating to the proposed acquisition on a proxy statement on Schedule 14A with the SEC.

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